Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Bernard H. Clineburg,
Tysons Corner, Virginia		Chairman, Chief Executive Officer
July 24, 2013		or
Mark A. Wendel,
EVP, Chief Financial Officer
703-584-3400

CARDINAL ANNOUNCES SECOND QUARTER EARNINGS,

STRONG LOAN GROWTH, PRISTINE ASSET QUALITY

Cardinal Financial Corporation (NASDAQ: CFNL) (the “Company”) today announced quarterly earnings of $9.8 million, or $0.32 per diluted share, for the period ended June 30, 2013.  For the six month year to date period, earnings were $17.0 million, or $0.55 per diluted share. This compares to earnings of $10.2 million, or $0.34 per diluted share, and $17.8 million, or $0.59 per diluted share, for the comparable three and six month periods of 2012.  Return on average assets was 1.42% for the current quarter versus 1.59% for the year ago quarter, while return on average equity was 12.13% and 14.68% for the current and year ago quarter, respectively.

Selected Highlights

•                  Commercial banking segment earnings increased 31% to $8.4 million for the quarter from $6.5 million a year ago, and increased 44% to $17.5 million from $12.2 for the comparable year to date periods ended June 30, 2013 and 2012, respectively.

•                  During the most recent quarter, loans held for investment grew at an annual rate of 17%, or $75 million, to $1.86 billion.

•                  Asset quality remains excellent.  Nonperforming loans decreased to 0.10% of total assets, and the Company had net loan recoveries of 0.01% of average loans outstanding year to date.  The Company continued to have $0 other real estate owned at June 30, 2013, and non-accruing loans decreased to only $2.9 million. The Company had no other past-due loans over 90 days.

•                  Total deposits grew to $2.10 billion, an increase of 6% compared to June 30, 2012.  Noninterest bearing deposit account balances increased over $100 million or 34% year over year.

•                  At June 30, 2013, total assets of the Company were $2.90 billion, an increase of 7% from total assets of $2.71 billion at June 30, 2012.

•                  Mortgage loan applications rose to a record $1.7 billion for the current quarter, or 34% over the second quarter of last year, although refinance volume dropped to 34% of total applications from 48% for the previous quarter and from 57% for the year ago quarter. In the second quarter of 2013, purchase money loan closings increased $400 million, or 95%, from the first quarter of 2013.

•                  All capital ratios exceed the requirements of banking regulators to be considered well-capitalized.  Tangible common equity capital (TCE) as a percentage of total assets was 10.35% at June 30, 2013.

MANAGEMENT COMMENTS

Bernard H. Clineburg, Chairman and Chief Executive Officer of the Company, said:

“This quarter’s results again include solid earnings in the commercial banking segment, ongoing pristine credit quality metrics and continued growth in purchase money mortgage loan production.   While earnings from our mortgage banking unit were lower than a year ago, production volumes have increased as we added capacity. We also acknowledge that mortgage lending is sensitive to changing market conditions that may cause short-term disruption.

We are excited about our strategic growth plans and look forward to our upcoming banking office openings in Georgetown and Rockville, MD.  Our Company will continue to concentrate on gaining market share in all of our markets and increasing franchise value for shareholders.  We remain committed to building and maintaining a strong financial services company for our employees, clients, shareholders and the communities we serve.”

Commercial Banking Segment Income Review

For the current quarter ended June 30, 2013, net income for the commercial banking segment increased 31% to $8.4 million from $6.5 million for the year ago quarter.  Net interest income for the current quarter was $21.9 million compared to $21.1 million for the year ago quarter. The Company’s tax equivalent net interest margin increased to 3.41% from 3.35% for the previous quarter.

For the comparable six month periods ended June 30, 2013 and 2012, net income increased 44% to $17.5 million from $12.2 million.  Although the net interest margin has declined from a year ago, net interest income increased to $44.3 million versus $42.4 million a year ago due to growth in average earning assets to $2.68 billion from $2.40 billion.

The allowance for loan losses decreased to 1.45% of loans outstanding at June 30, 2013. The Company’s nonperforming assets decreased to 0.10% of total assets compared to 0.20% at the previous quarter end and 0.43% a year ago.  Year to date, net loan recoveries have been 0.01% of average loans outstanding, compared to net charge offs of 0.41% for the same year ago period.  The continued improvement in credit metrics resulted in a negative provision for loan losses of $132,000 for the current quarter and $674,000 year to date, versus a provision for loan losses of $2.2 million and $3.9 million for the three and six month periods ended June 30, 2012, respectively.

Non-interest expense was $10.1 million for the current quarter and $20.2 million year to date, compared to $10.2 million and $21.8 million for the year ago comparable periods.  The increased expense associated with the addition of seven commercial lenders, a team for the new Georgetown location and other key positions over the past year to support the Company’s growth, was more than offset by a reduction in incentive compensation, lower marketing costs and overall expense controls.

Mortgage Banking Segment Income Review

For the current quarter ended June 30, 2013, noninterest income for the mortgage banking segment was $12.5 million versus $14.9 million in the same prior year quarter and $7.1 million for the previous quarter ended March 31, 2013.  Net gains from mortgage banking activities were $11.2 million for the most recent quarter versus $13.5 million for the year ago quarter and $6.3 million for the previous quarter.  For the comparable six month periods ended June 30, 2013 and 2012, noninterest income for the mortgage banking segment was $19.6 million versus $23.5 million.  Net gains from mortgage banking activities were $17.5 million for the current period versus $20.4 million for the same period a year ago.

For the current quarter, non-interest expense increased to $9.3 million compared to $8.7 million for the quarter ended June 30, 2012. For the six month periods ended June 30, 2013 and 2012 expenses increased to $18.5 million from $13.6 million, respectively.  The increase in non-interest expense is attributable to the strategic expansion of the Company’s mortgage banking operations.  Specifically, the mortgage banking segment currently has 182 loan officers, up from 127 officers a year ago and up from 173 at the end of last quarter.  Over the past year, the Company added 5 offices and now operates in 19 mortgage banking locations.  Included in the recent expansion is the hiring of new lenders in the Richmond and Virginia Beach areas.

As a result of its expansion, the Company’s mortgage subsidiary, George Mason, accepted a record amount of loan applications of approximately $1.7 billion, and closed a record of $1.4 billion mortgage loans, during the second quarter of 2013. As a result of the recent uptick in mortgage rates, the percentage of closings resulting from refinance activity has decreased during the quarter to 34% from 48% last quarter and from 52% for the year ago quarter.  However, purchase money loan closings in the second quarter of 2013 increased approximately $400 million, or 95%, from the first quarter of 2013.   Production has been maintained as new mortgage loan officers have been hired that have a history of success with purchase money mortgage lending.  For the six month period ended June 30, 2013, George Mason closed approximately $1.9 billion purchase money mortgages versus approximately $1.5 billion for the entire 12 months ended December 31, 2012.

Review of Balance Sheet

At June 30, 2013, total assets of the Company grew $186 million to $2.90 billion, an increase of 7% from total assets of $2.71 billion at June 30, 2012. Loans held for investment grew 6% to $1.86 billion at June 30, 2013, from $1.75 billion at June 30, 2012.  During this period, the Bank’s investment portfolio decreased to $252 million compared to $313 million a year ago. Loans held for sale increased to $628 million compared to $519 million at June 30, 2012.  At March 31, 2013, total assets were $2.82 billion.  The current quarter increase in total assets is primarily the result of a 17% annualized increase of $75 million in the loans held for investment portfolio and a $94 million increase in mortgage loans held for sale.

The Bank’s quarterly asset growth was funded primarily from its available cash position.  At June 30, 2013, overnight investments decreased $105 million from the quarter ended March 31, 2013.  Additionally, noninterest bearing deposits grew $43 million during the quarter.  Over the past year, noninterest bearing deposit account balances have increased 34%, or approximately $102 million, reflecting the success of the Bank’s strategic initiatives to generate core deposits.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements contain information related to matters such as the Company’s intent, belief or expectation with regard to such matters as financial and operational performance, credit quality and branch expansion. Such statements are necessarily based on management’s assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond the control of the Company. Such risks and uncertainties could cause actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and other reports filed with and furnished to the Securities and Exchange Commission.

About Cardinal Financial Corporation: Cardinal Financial Corporation, a financial holding company headquartered in Tysons Corner, Virginia with assets of $2.90 billion at June 30, 2013, serves the Washington Metropolitan region through its wholly-owned subsidiary, Cardinal Bank, with 27 conveniently located banking offices. Cardinal also operates George Mason Mortgage, LLC, a residential mortgage lending company based in Fairfax, with 17 offices throughout the Washington Metropolitan region and Cardinal Wealth Services, Inc., a full-service brokerage company. The Company’s stock is traded on NASDAQ (CFNL). For additional information please visit our Web site at www.cardinalbank.com or call (703) 584-3400.

Cardinal Financial Corporation and Subsidiaries

Summary Statements of Condition

(Dollars in thousands)

				% Change
	June 30, 2013	December 31, 2012	June 30, 2012	Current Year	Year Over Year
	(Unaudited)		(Unaudited)
Cash and due from banks	$19,715	$17,552	$13,257	12.3%	48.7%
Federal funds sold	20,487	49,588	16,164	-58.7%	26.7%

Investment securities available-for-sale	238,011	271,903	297,826	-12.5%	-20.1%
Investment securities held-to-maturity	10,506	11,366	12,236	-7.6%	-14.1%
Investment securities — trading	3,518	3,151	2,969	11.6%	18.5%
Total investment securities	252,035	286,420	313,031	-12.0%	-19.5%

Other investments	14,048	14,302	15,534	-1.8%	-9.6%
Loans held for sale	628,481	785,751	519,349	-20.0%	21.0%

Loans receivable, net of fees	1,857,454	1,803,429	1,748,715	3.0%	6.2%
Allowance for loan losses	(26,934)	(27,400)	(26,660)	-1.7%	1.0%
Loans receivable, net	1,830,520	1,776,029	1,722,055	3.1%	6.3%

Premises and equipment, net	19,318	19,192	19,123	0.7%	1.0%
Goodwill and intangibles, net	10,193	10,292	10,391	-1.0%	-1.9%
Bank-owned life insurance	31,834	31,652	35,497	0.6%	-10.3%
Prepaid FDIC insurance premiums	—	2,165	2,771	-100.0%	-100.0%
Other real estate owned	—	—	3,126	0.0%	-100.0%
Other assets	73,471	46,244	43,872	58.9%	67.5%

TOTAL ASSETS	$2,900,102	$3,039,187	$2,714,170	-4.6%	6.9%

Non-interest bearing deposits	$404,953	$351,815	$303,138	15.1%	33.6%
Interest bearing deposits	1,699,837	1,891,943	1,686,352	-10.2%	0.8%
Total deposits	2,104,790	2,243,758	1,989,490	-6.2%	5.8%

Other borrowed funds	397,181	392,275	352,399	1.3%	12.7%
Mortgage funding checks	18,653	51,679	50,088	-63.9%	-62.8%
Escrow liabilities	4,307	4,629	3,409	-7.0%	26.3%
Other liabilities	59,084	38,780	42,362	52.4%	39.5%

Shareholders’ equity	316,087	308,066	276,422	2.6%	14.3%

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$2,900,102	$3,039,187	$2,714,170	-4.6%	6.9%

Cardinal Financial Corporation and Subsidiaries

Summary Income Statements

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended June 30			For the Six Months Ended June 30
	2013	2012	% Change	2013	2012	% Change

Net interest income	$22,253	$21,441	3.8%	$44,854	$43,179	3.9%
Provision for loan losses	132	(2,225)	-105.9%	589	(4,123)	-114.3%
Net interest income after provision for loan losses	22,385	19,216	16.5%	45,443	39,056	16.4%

Service charges on deposit accounts	489	473	3.4%	991	918	8.0%
Loan fees	274	441	-37.9%	493	825	-40.2%
Title insurance & other income	351	506	-30.6%	749	964	-22.3%
Investment fee income	401	649	-38.2%	948	1,262	-24.9%
Net gains from mortgage banking activities	11,161	13,513	-17.4%	17,488	20,395	-14.3%
Management fee income	811	883	-8.2%	1,109	1,892	-41.4%
Income from bank owned life insurance	91	171	-46.8%	183	343	-46.6%
Net realized gains on investment securities	43	(29)	-248.3%	81	158	-48.7%
Gain (loss) on sale of real estate	—	—	0.0%	30	(473)	-100.0%
Other non-interest income (loss)	6	(44)	-113.6%	30	(40)	-175.0%
Total non-interest income	13,627	16,563	-17.7%	22,102	26,244	-15.8%

Net interest income and non-interest income	36,012	35,779	0.7%	67,545	65,300	3.4%

Salaries and benefits	10,389	10,872	-4.4%	20,375	20,384	0.0%
Occupancy	2,086	1,751	19.1%	4,167	3,460	20.4%
Depreciation	777	643	20.8%	1,522	1,244	22.3%
Data processing & communications	1,141	1,031	10.7%	2,269	2,197	3.3%
Professional fees	1,144	832	37.5%	2,461	1,571	56.7%
FDIC insurance assessment	317	326	-2.8%	648	653	-0.8%
Mortgage loan repurchases and settlements	(219)	185	-218.4%	(157)	300	-152.3%
Other operating expense	5,616	4,731	18.7%	10,648	8,642	23.2%
Total non-interest expense	21,251	20,371	4.3%	41,933	38,451	9.1%
Income before income taxes	14,761	15,408	-4.2%	25,612	26,849	-4.6%
Provision for income taxes	4,958	5,257	-5.7%	8,628	9,045	-4.6%
NET INCOME	$9,803	$10,151	-3.4%	$16,984	$17,804	-4.6%

Earnings per common share - basic	$0.32	$0.34	-6.7%	$0.55	$0.60	-7.8%
Earnings per common share - diluted	$0.32	$0.34	-6.3%	$0.55	$0.59	-7.6%
Weighted-average common shares outstanding - basic	30,668,490	29,639,938	3.5%	30,651,995	29,612,979	3.5%
Weighted-average common shares outstanding - diluted	31,026,091	30,103,480	3.1%	31,032,755	30,043,009	3.3%

Cardinal Financial Corporation and Subsidiaries

Selected Financial Information

(Dollars in thousands, except per share data and ratios)

(Unaudited)

	For the Three Months Ended June 30		For the Six Months Ended June 30
	2013	2012	2013	2012
Performance Ratios:
Return on average assets	1.42%	1.59%	1.21%	1.42%
Return on average equity	12.13%	14.78%	10.65%	13.18%
Net interest margin (1)	3.41%	3.57%	3.38%	3.64%
Efficiency ratio (2)	59.23%	53.60%	62.63%	55.39%
Non-interest income to average assets	1.97%	2.60%	1.58%	2.09%
Non-interest expense to average assets	3.08%	3.20%	2.99%	3.06%

Mortgage Banking Select Data:
$ of loan applications - George Mason Mortgage	$1,691,000	$1,258,000	$3,174,000	$2,308,000
$ of loan applications - Managed Mortgage Company Affiliates	611,000	652,000	1,157,000	1,427,000
Total	2,302,000	1,910,000	4,331,000	3,735,000

Refi % of loan applications - George Mason Mortgage	34%	52%	40%	60%
Refi % of loans applications- Managed Mortgage Company Affiliates	32%	46%	39%	56%
Total	33%	50%	40%	58%

$ of loans closed - George Mason Mortgage	$1,393,253	$890,017	$2,476,486	$1,638,064
$ of loans closed - Managed Mortgage Company Affiliates	536,133	505,219	961,819	1,168,754
Total	1,929,386	1,395,236	3,438,305	2,806,818

# of loans closed - George Mason Mortgage	4,001	2,666	7,235	4,859
# of loans closed - Managed Mortgage Company Affiliates	1,364	1,336	2,485	3,103
Total	5,365	4,002	9,720	7,962

$ of loans sold - George Mason Mortgage	$1,324,674	$832,152	$2,570,184	$1,579,608
$ of loans sold - Managed Mortgage Company Affiliates	504,747	510,248	1,009,146	1,059,690
Total	1,829,421	1,342,400	3,579,330	2,639,298

$ of locked commitments - George Mason Mortgage	$1,309,466	$1,068,626	$2,483,775	$1,900,831
$ locked commitments at period end - George Mason Mortgage			$489,000	$473,000
$ of loans held for sale at period end - George Mason Mortgage			$439,000	$332,000
Realized gain on sales as a % of loan sold (3)	2.19%	2.10%	2.16%	2.00%
Net realized gains as a % of realized gains (Gain on sale margin) (4)	42.97%	39.53%	42.41%	37.89%

Asset Quality Data:
Net charge-offs (recoveries) to average loans receivable, net of fees			-0.01%	0.41%
Total nonaccrual loans			$2,867	$11,536
Real estate owned			$—	$3,126
Nonperforming loans to loans receivable, net of fees			0.15%	0.66%
Nonperforming loans to total assets			0.10%	0.43%
Nonperforming assets to total assets			0.10%	0.54%
Total loans receivable past due 30 to 89 days			$617	$340
Total loans receivable past due 90 days or more			$—	$—
Allowance for loan losses to loans receivable, net of fees			1.45%	1.52%
Allowance for loan losses to nonperforming loans			939.45%	231.10%

Capital Ratios:
Tier 1 risk-based capital			12.48%	11.74%
Total risk-based capital			13.56%	12.92%
Leverage capital ratio			11.47%	10.57%
Book value per common share			$10.44	$9.45
Tangible book value per common share (5)			$10.11	$9.09
Common shares outstanding			30,265	29,253

(1) The average yields for loans receivable and investment securities available-for-sale are reported on a fully taxable-equivalent basis at a rate of 34% for 2013 and 35% for 2012.

(2) Efficiency ratio is calculated as total non-interest expense divided by the total of net interest income and non-interest income.

(3) Realized gains are those gains recognized on the date the loan is sold and do not include the unrealized gains recognized at the loan commitment date.

(4) Net realized gains are gains net of loan origination expense recognized on the date the loan is sold and do not include the unrealized gains recognized at the loan commitment date.

(5) Tangible book value is calculated as total shareholders’ equity less goodwill and other intangible assets, divided by common shares outstanding.

Cardinal Financial Corporation and Subsidiaries

Mortgage Revenue Recognition Impact of SAB 109 (Written Loan Commitments Recorded at Fair Value Through Earnings)

For the Three and Six Months Ended June 30, 2013 and 2012

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended June 30			For the Six Months Ended June 30
	2013	2012	% Change	2013	2012	% Change
Net Gains from Mortgage Banking Activities:
As Reported
Fair Value of LCs / Unrealized Gains Recognized @ LC date **(see note below)	$27,713	$24,067	15.15%	$49,399	$40,057	23.32%
Loan origination expenses recognized @ Loan Sale Date	16,552	10,554	56.83%	31,911	19,662	62.30%
Reported Net Gains from Mortgage Banking Activities	11,161	13,513	-17.41%	17,488	20,395	-14.25%

As Adjusted
Realized Gains Recognized @ Loan Sale Date	29,022	17,453	66.29%	55,414	31,657	75.05%
Loan origination expenses recognized @ Loan Sale Date	16,552	10,554	56.83%	31,911	19,662	62.30%
Adjusted Net Gains from Mortgage Banking Activities	12,470	6,899	80.75%	23,503	11,995	95.94%

Impact of SAB 109 on Net Gains from Mortgage Banking Activities:
Increase/(Decrease) in Unrealized Gains on Mortgage Banking Activities Related to SAB 109	$(1,309)	$6,614	-119.79%	$(6,015)	$8,400	-171.61%

Net Income Reconciliation:
Reported Net Income	$9,803	$10,151	-3.43%	$16,984	$17,804	-4.61%
Aftertax Net Increase / (Decrease) in Unrealized Gains on Mortgage Banking Activities Related to SAB109	(844)	4,266	-119.79%	(3,880)	5,418	-171.61%
Adjusted Net Income Before Increase / (Decrease) in Unrealized Gain on Mortgage Banking Activities	$10,647	$5,885	80.92%	$20,864	$12,386	68.45%

Earnings per Share (EPS) Reconciliation:
Reported Net Income	$0.32	$0.34	-6.30%	$0.55	$0.59	-7.65%
Aftertax Net Increase / (Decrease) in Unrealized Gains on Mortgage Banking Activities Related to SAB109	(0.03)	0.14	-119.20%	(0.13)	0.18	-169.32%
Adjusted Net Income Before Increase / (Decrease) in Unrealized Gain on Mortgage Banking Activities	$0.34	$0.20	75.54%	$0.67	$0.41	63.07%

Performance Ratios (adjusted for change in unrealized mortgage banking gains):
Return on average assets	1.54%	0.92%		1.49%	0.98%
Return on average equity	13.18%	8.57%		13.08%	9.17%
Efficiency ratio	57.14%	64.90%		57.47%	63.01%
Non-interest income to average assets	2.16%	1.56%		2.01%	1.42%

**

Per the accounting guidance set forth by SEC Staff Accounting Bulleting (SAB) #109 regarding mortgage lending activities, the fair value of a “locked” commitment, or an unrealized gain, is recognized in income on the day of the locked commitment (LC).  As a result of this revenue recognition, the unrealized gains then become part of the basis of the ensuing loan held for sale (LHFS) when the loan is closed. When the loan is sold to investors, the “price” received is equal to the basis of the loan held for sale, and there is no gain or loss recognized. At any point in time (e.g. quarter end) the fair value of the LCs and the premium to the par value of LHFS represent unrealized gains that have been recognized in income, either in the current period or prior periods.  This accounting creates a mismatch between the income recognition on loan production and expense recognition for those same loans, which is discussed below.

In accordance with accounting rules (formally FAS 91), direct (e.g. commissions) and indirect loan expenses associated with originating, underwriting and closing loans are deferred and amortized over the life of the loan.  In mortgage banking, this results in the mentioned expenses being recognized at the time of investor purchase of the loan (i.e. loan sale date) which often occurs in the quarter subsequent to the original LC and creates a mismatch in the timing of the revenue and expense.  These expenses are “netted” from the gain on sale from mortgage banking activities, which is included in non-interest income.

Cardinal Financial Corporation and Subsidiaries

Average Statements of Condition and Yields on Earning Assets and Interest-Bearing Liabilities

Three and Six Months Ended June 30, 2013 and 2012

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended				For the Six Months Ended
	June 30, 2013		June 30, 2012		June 30, 2013		June 30, 2012
	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield
Interest-earning assets:
Loans receivable, net of fees (1)
Commercial and industrial	$209,858	4.07%	$227,242	4.02%	$214,197	4.04%	$238,039	4.12%
Real estate - commercial	856,942	4.85%	745,343	5.42%	841,312	4.88%	741,280	5.47%
Real estate - construction	336,877	5.41%	322,140	5.45%	355,486	5.26%	313,254	5.35%
Real estate - residential	226,737	4.42%	259,044	4.85%	230,715	4.51%	238,050	4.94%
Home equity lines	113,951	3.68%	120,038	3.74%	115,238	3.70%	120,653	3.72%
Consumer	3,154	5.69%	2,935	5.48%	3,438	5.39%	2,994	5.24%
Total loans	1,747,519	4.75%	1,676,742	5.03%	1,760,386	4.75%	1,654,270	5.05%

Loans held for sale	474,549	3.85%	345,951	4.16%	485,234	3.76%	371,759	4.11%
Investment securities - available-for-sale (1)	228,883	4.28%	266,377	4.39%	236,548	4.29%	268,323	4.41%
Investment securities - held-to-maturity	10,685	1.82%	12,387	2.56%	10,902	1.92%	12,576	2.60%
Other investments	13,312	2.30%	16,332	1.51%	13,425	2.34%	16,394	1.35%
Federal funds sold (1)	161,232	0.26%	109,077	0.24%	173,137	0.25%	73,756	0.24%
Total interest-earning assets	2,636,180	4.25%	2,426,866	4.58%	2,679,632	4.21%	2,397,078	4.65%

Non-interest earning assets:
Cash and due from banks	19,246		15,422		16,720		16,087
Premises and equipment, net	19,530		18,673		19,478		18,466
Goodwill and intangibles, net	10,217		10,419		10,242		10,445
Accrued interest and other assets	103,104		103,100		104,907		100,949
Allowance for loan losses	(27,428)		(26,894)		(27,406)		(26,978)

TOTAL ASSETS	$2,760,849		$2,547,586		$2,803,573		$2,516,047

Interest-bearing liabilities:
Interest checking	$380,378	0.63%	$292,467	1.04%	$362,830	0.63%	$237,823	0.88%
Money markets	297,597	0.31%	278,168	0.36%	287,816	0.31%	230,755	0.38%
Statement savings	211,553	0.27%	216,689	0.31%	210,691	0.27%	217,194	0.34%
Certificates of deposit	807,912	1.17%	812,593	1.30%	899,899	1.10%	890,161	1.24%
Total interest-bearing deposits	1,697,440	0.79%	1,599,917	0.96%	1,761,236	0.78%	1,575,933	0.94%

Other borrowed funds	292,051	2.99%	316,301	2.96%	289,860	3.03%	329,388	2.87%
Total interest-bearing liabilities	1,989,491	1.11%	1,916,218	1.29%	2,051,096	1.09%	1,905,321	1.27%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	407,323		321,424		392,503		306,542
Other liabilities	40,851		35,133		40,888		34,095

Shareholders’ equity	323,184		274,811		319,086		270,089

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$2,760,849		$2,547,586		$2,803,573		$2,516,047

NET INTEREST MARGIN (1)		3.41%		3.57%		3.38%		3.64%

(1) The average yields for loans receivable and investment securities available-for-sale are reported on a fully taxable-equivalent basis at a rate of 34% for 2013 and 35% for 2012.

Cardinal Financial Corporation and Subsidiaries

Segment Reporting

(Dollars in thousands)

(Unaudited)

			Wealth
	Commercial	Mortgage	Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
At and for the Three Months Ended June 30, 2013:
Net interest income	$21,903	$517	$—	$(167)	$—	$22,253
Non-interest income	728	12,458	401	48	(8)	13,627
Non-interest expense	10,146	9,257	695	1,161	(8)	21,251
Net income (loss) before provision and taxes	12,485	3,718	(294)	(1,280)	—	14,629
Provision for loan losses	(132)	—	—	—	—	(132)
Provision for income taxes	4,172	1,335	(101)	(448)	—	4,958
Net income (loss)	$8,445	$2,383	$(193)	$(832)	$—	$9,803

Average Assets	$2,756,671	$477,192	$2,315	$331,307	$(806,636)	$2,760,849

At and for the Three Months Ended June 30, 2012:
Net interest income	$21,056	$593	$—	$(208)	$—	$21,441
Non-interest income	1,009	14,936	649	(24)	(7)	16,563
Non-interest expense	10,186	8,684	596	912	(7)	20,371
Net income (loss) before provision and taxes	11,879	6,845	53	(1,144)	—	17,633
Provision for loan losses	2,225	—	—	—	—	2,225
Provision for income taxes	3,193	2,448	16	(400)	—	5,257
Net income (loss)	$6,461	$4,397	$37	$(744)	$—	$10,151

Average Assets	$2,553,766	$347,048	$556	$283,807	$(637,591)	$2,547,586

			Wealth
	Commercial	Mortgage	Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
At and for the Six Months Ended June 30, 2013:
Net interest income	$44,300	$915	$—	$(361)	$—	$44,854
Non-interest income	1,521	19,559	947	90	(15)	22,102
Non-interest expense	20,197	18,457	1,371	1,923	(15)	41,933
Net income (loss) before provision and taxes	25,624	2,017	(424)	(2,194)	—	25,023
Provision for loan losses	(674)	85	—	—	—	(589)
Provision for income taxes	8,771	694	(144)	(693)	—	8,628
Net income (loss)	$17,527	$1,238	$(280)	$(1,501)	$—	$16,984

Average Assets	$2,798,281	$487,550	$2,421	$331,393	$(816,072)	$2,803,573

At and for the Six Months Ended June 30, 2012:
Net interest income	$42,357	$1,239	$—	$(417)	$—	$43,179
Non-interest income	1,343	23,487	1,263	167	(16)	26,244
Non-interest expense	21,760	13,593	1,253	1,861	(16)	38,451
Net income (loss) before provision and taxes	21,940	11,133	10	(2,111)	—	30,972
Provision for loan losses	3,865	258	—	—	—	4,123
Provision for income taxes	5,894	3,888	2	(739)	—	9,045
Net income (loss)	$12,181	$6,987	$8	$(1,372)	$—	$17,804

Average Assets	$2,524,295	$371,186	$566	$283,440	$(663,440)	$2,516,047